                                                                    EXHIBIT 32.2

                              ALLEGHANY CORPORATION

                                  CERTIFICATION

In connection with the periodic report of Alleghany Corporation (the "Company") on Form 10-Q for the period ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), I, David B. Cuming, Senior Vice President and chief financial officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that:

      (1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification, which accompanies the Report, has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: November 12, 2003             By:  David B. Cuming
                                         -------------------------
                                         David B. Cuming.
                                         Senior Vice President
                                           and chief financial officer